AMENDMENT NO. 1 TO THE SECOND LIEN TERM LOAN AGREEMENT

AMENDMENT NO. 1 TO THE SECOND LIEN TERM LOAN AGREEMENT (this "Amendment No. 1"), dated as of May 15, 2009 among UNITEK ACQUISITION, INC., a Delaware corporation (the "Borrower"), UNITEK MIDCO, INC., (the "Parent"), the guarantors listed on the signature pages hereof, the financial institutions and other lender parties to the Second Lien Term Loan Agreement referred to below (collectively, the "Second Lien Lenders") and ROYAL BANK OF CANADA, as administrative agent (in such capacity, the "Administrative Agent") for the Second Lien Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Parent, the subsidiary guarantors named therein, the financial institutions and other lenders party thereto and the Administrative Agent have entered into a Second Lien Term Loan Agreement dated as of September 27, 2007 (such Second Lien Term Loan Agreement, as otherwise amended, supplemented or modified prior to the date hereof, the "Second Lien Term Loan Agreement"). Capitalized terms not otherwise defined in this Amendment No. 1 have the same meanings as specified in the Second Lien Term Loan Agreement.

(2) The Borrower and the Second Lien Lenders have agreed to amend the Second Lien Term Loan Agreement, but only on the terms and conditions hereinafter set forth.

(3) Accordingly, the Second Lien Term Loan Agreement is hereby amended as follows:

SECTION 1. Amendment to Second Lien Term Loan Agreement.

(a) Section 1.01 of the Second Lien Term Loan Agreement is hereby amended by:

(i) adding the following definitions:

"***Amendment No. 1 (Second Lien Term Loan) Effective Date***" means the "Effective Date" as defined in Amendment No. 1 to the Second Lien Term Loan Agreement dated as of May 15, 2009.

"***Amendment No. 3 (First Lien Credit Agreement) Effective Date***" means the Effective Date (as defined therein) of the Amendment No. 3 to the First Lien Credit Agreement.

(ii) provided that a corresponding amendment has been made to the definition of "Specified Adjustments" in the First Lien Credit Agreement. amending subsection (h) to the definition of "***Specified Adjustments***" by deleting the period at the end thereof and adding a comma and the word "plus", and then adding the following subsection (i) to the definition thereof:

"(i) transaction fees and expenses related to completed acquisitions that, as of the Amendment No. 1 (Second Lien Term Loan) Effective Date, cannot be capitalized as of January 1, 2009 pursuant to Financial Accounting Standard 141R."

(b) Section 2.03 of the Second Lien Term Loan Agreement is hereby deleted in its entirety and replaced with the following text:

"Section 2.03. Loan Monitoring Fee. If the maximum Total Leverage Ratio under Section 5.04(a) of this Agreement is higher than 4.75:1.00 at any time from and after April 1, 2009 (and not otherwise), the Borrower shall pay to the Initial Second Lien Lenders an annual loan monitoring fee ("Loan Monitoring Fee") in the amounts set forth on Schedule A attached hereto, for any year that any amount of the advances are outstanding for any part of such year, with payment to be deferred until the earlier of the repayment of the full amount of the advances or December 31, 2013 (the "Loan Monitoring Fee Payment Date"). For clarity, if any part of the advances remains outstanding on January 1 of any calendar year, the full amount of the Loan Monitoring Fee shall be incurred for such calendar year and paid as set forth above. If all or any part of the Loan Monitoring Fee is not paid on the Loan Monitoring Fee Payment Date, the unpaid amount shall bear interest at the rate of seventeen and three-quarters percent per annum (17.75%) until paid in full.

(c) Section 2.07 of the Second Lien Term Loan Agreement is hereby amended by deleting clause (a) thereof in its entirety and replacing it with the following text:

"(a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of the Advances owing to each Initial Second Lien Lender (i) from the date of such Advance until March 31, 2009 at a rate equal to the greater of (w) 12.75% per annum and (x) the Eurodollar Rate plus 725 basis points, and (ii) from and after April 1, 2009 until such principal amount shall be paid in full, at a rate equal to the greater of (y) 15.00% per annum and (z) the Eurodollar Rate plus 725 basis points, in each case payable in arrears quarterly on the last Business Day of each March, June, September and December."

(d) Section 5.02(b) of the Second Lien Term Loan Agreement is hereby amended by deleting the references to the amount "$3,125,000" in subsections (iii) and (iv) thereof and replacing them with the lesser of (i) $12,000,000 and (ii) the amount agreed for the corresponding section of the First Lien Credit Agreement under Amendment No. 3 to the First Lien Credit Agreement.

(e) Section 5.04(a) (Total Leverage Ratio) of the Second Lien Term Loan Agreement is hereby amended by deleting the chart set forth therein and replacing it with the following chart and proviso:

Measurement Period Ended	Ratio
December 31, 2007 through and including June 30, 2008	5.50:1.00
September 30, 2008 through and including December 31, 2008	5.10:1.00
March 31, 2009 through and including December 31, 2009	5.00:1.00

Measurement Period Ended	Ratio
March 31, 2010 through and including September 30, 2010	4.75:1.00
December 31, 2010 and thereafter	3.50:1.00

"*provided that,* if following the Amendment No. 3 (First Lien Credit Agreement) Effective Date the maximum Total Leverage Ratio in the First Lien Credit Agreement for any Measurement Period(s) ended March 31, 2009 through and including September 30, 2010 is amended to be more than 0.25 less than the ratios shown in the foregoing table, the maximum Total Leverage Ratio for such Measurement Period(s) in this Agreement shall be automatically adjusted to be 0.25 higher than the amended ratio in the First Lien Credit Agreement for such Measurement Period."

(f) Section 5.04(b) (Fixed Charge Coverage Ratio) of the Second Lien Term Loan Agreement is hereby amended by deleting the chart set forth therein and replacing it with the following chart and proviso:

Measurement Period Ended	Ratio
December 31, 2007 through and including September 30, 2008	1.25:1.00
December 31, 2008	1.50:1.00
March 31, 2009 through and including September 30, 2010	1.35:1.00
December 31, 2010 and thereafter	1.75:1.00

"*provided that,* if following the Amendment No. 3 (First Lien Credit Agreement) Effective Date the minimum Fixed Charge Coverage Ratio in the First Lien Credit Agreement for any Measurement Period(s) ended March 31, 2009 through and including September 30, 2010 is amended to be more than 0.15 higher than the ratios shown in the foregoing table, the minimum Fixed Charge Coverage Ratio for such Measurement Period(s) in this Agreement shall be automatically adjusted to be 0.15 lower than the amended ratio in the First Lien Credit Agreement for such Measurement Period."

(g) Section 5.04(c) (Interest Coverage Ratio) of the Second Lien Term Loan Agreement is hereby amended by deleting the chart set forth therein and replacing it with the following chart and proviso:

Measurement Period Ended	Ratio
December 31, 2007 through and	1.50:1.00

Measurement Period Ended	Ratio
including June 30, 2008	
September 30, 2008 through and including December 31, 2008	1.60:1.00
March 31, 2009 through and including September 30, 2010	1.65:1.00
December 31, 2010	2.50:1.00
March 31, 2011 and thereafter	3.00:1.00

"provided that, if following the Amendment No. 3 (First Lien Credit Agreement) Effective Date the minimum Interest Coverage Ratio in the First Lien Credit Agreement for any Measurement Period(s) ended March 31, 2009 through and including September 30, 2010 is amended to be more than 0.15 higher than the ratios shown in the foregoing table, the minimum Interest Coverage Ratio for such Measurement Period(s) in this Agreement shall be automatically adjusted to be 0.15 lower than the amended ratio in the First Lien Credit Agreement for such Measurement Period."

SECTION 2. Conditions Precedent to Effectiveness. This Amendment No. 1 and the amendments to the Second Lien Term Loan Agreement set forth herein shall become effective on the date (the "Effective Date") when each of the conditions set forth in this Section 2 shall have been satisfied:

(a) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment No. 1 executed by the Borrower, the Parent, the guarantors listed on the signature pages hereto and the Required Lenders;

(b) Execution of Amendment to First Lien Credit Agreement. The Borrower and the lenders under the First Lien Credit Agreement shall have executed an amendment to the First Lien Credit Agreement providing, *inter alia*, for amendments to the financial covenants in Section 5.04 thereto and other matters (the proposal made to the First Lien Administrative Agent is summarized in the General Terms of Amendment to First Lien Credit Agreement attached hereto as Schedule B), and such amendment shall be effective as of the same date as this Amendment No. 1; and

(c) Payment of Fees and Expenses. The Borrower shall have paid each of:

(i) a fee to ELB Capital management, LLC, the financial advisor to each of the Second Lien Lenders, in the amount of $250,000.00;

(ii) to the extent previously invoiced to the Borrower, the agreed costs and expenses (including the reasonable fees and expenses of Shearman & Sterling LLP) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment No. 1; and

(iii) the legal fees and expenses incurred by the Second Lien Lenders in connection with this Amendment No. 1 in the amount of $7,760.

SECTION 3. Reference to and Effect on the Second Lien Term Loan Agreement and other Loan Documents. (a) On and after the effectiveness of this Amendment No. 1, each reference in the Second Lien Term Loan Agreement, to the "Notes", "this Agreement", "hereunder", "hereof", "thereunder", "thereof" or words of like import referring to the Second Lien Term Loan Agreement shall mean and be a reference to the Second Lien Term Loan Agreement, as amended by this Amendment No. 1.

(b) The Second Lien Term Loan Agreement, as specifically amended by this Amendment No. 1, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of any Second Lien Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 4. Confirmation of Representations and Warranties. Each of the Loan Parties party hereto hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Second Lien Term Loan Agreement are correct and true in all material respects on and as of the date hereof, before and after giving effect to this Amendment No. 1, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

SECTION 5. Execution in Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

SECTION 6. Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

UNITEK ACQUISITION, INC., as Borrower
UNITEK MIDCO, INC., as Parent
UNITEK USA, LLC, as Guarantor
ADVANCED COMMUNICATIONS USA, LLC, as Guarantor
DIRECTSAT USA, LLC, as Guarantor
FTS USA, LLC, as Guarantor
WTW USA, LLC, as Guarantor

By: ______________________
Name: Peter Brodsky
Title: Chairman

NY2:\1997105\01\16SZ501!.DOC\78666.0001

ROYAL BANK OF CANADA, as Administrative Agent

By: ______________________________

Name: Susan Khokher

Title: Manager, Agency

Required Lenders

By: ______________________________

Name: JOSEPH KESTENBAUM

~~Title:~~ n/a

UNITEK INVESTMENTS, L.P.

By: UNITEK GP, LLC, its general partner

By: ______________________

Name: ERIC BLUM

Title: CEO

SCHEDULE A

Loan Monitoring Fee

To the extent required under Section 2.03, the Loan Monitoring Fee shall be paid to the Initial Second Lien Lenders pro-rata in accordance with their respective outstanding advances.

	Amount	**Cumulative Amount Due**
2009*	**$150,000**	**$150,000**
2010	**$230,000**	**$380,000**
2011	**$260,000**	**$640,000**
2012	**$310,000**	**$950,000**
2013	**$360,000**	**$1,310,000**

* period from April 1, 2009 to December 31, 2009

SCHEDULE B

Proposed Amendments to the First Lien Credit Agreement

1. It is proposed to amend the financial covenants in Section 5.04 of the First Lien Credit Agreement to provide additional headroom over the revised financial covenants in paragraphs (e), (f) and (g) of Section 1 to the Amendment No. 1 to the Second Lien Term Loan Agreement, to the following ratios:

(a)	Total Leverage Ratio:	June 30, 2009 to December 31, 2009	4.75:1
		March 31, 2010 to September 30, 2010	4.50:1
		December 31, 2010 and thereafter	3.00:1
(b)	First Lien Leverage Ratio:	June 30, 2009 to December 31, 2009	3.20:1
		March 31, 2010 to September 30, 2010	3.00:1
		December 31, 2010 and thereafter	2.00:1
(c)	Fixed Charge Coverage Ratio:	June 30, 2009 to September 30, 2010	1.40:1
		December 31, 2010 and thereafter	2.00:1
(d)	Interest Coverage Ratio:	June 30, 2009 to September 30, 2010	1.70:1
		December 31, 2010 and thereafter	3.00:1

2. It is proposed to amend the limitation in paragraphs (iii) and (iv) of Section 5.02(b) of the First Lien Credit Agreement to provide for up to $12,000,000 in Capitalized Leases.

3. It is proposed to amend the definition of "Specified Adjustments" in Section 1.01 of the First Lien Credit Agreement with language consistent with the amendment set forth in paragraphs (a)(ii) of Section 1 to the Amendment No. 1 to the Second Lien Term Loan Agreement.